EXHIBIT 99.1

Varonis Announces Second Quarter 2018 Financial Results

Total revenues of $62.2 million, up 26% year-over-year

License revenues of $33.5 million, up 23% year-over-year

NEW YORK, July 30, 2018 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), a pioneer in data security and analytics, today announced results for the second quarter ended June 30, 2018.

Yaki Faitelson, Varonis CEO, said, “Demand for our solutions globally remains strong.  There is an increasing need for companies to track and protect their data wherever it is stored, on-premises or in the cloud, reducing risk, preventing breaches, and meeting compliance requirements.  With our platform approach, an increasing number of customers are adopting more product families, driving our land and expand strategy and total customer lifetime value.  We continue to make good progress on our strategy to drive meaningful levels of growth, profit and cash flow over time.”

Financial Highlights for the Second Quarter Ended June 30, 2018

Revenues:

  Total revenues were $62.2 million, up 26% compared with the second quarter of 2017.
  License revenues were $33.5 million, up 23% compared with the second quarter of 2017.
  Maintenance and services revenues were $28.7 million, up 30% compared with the second quarter of 2017.

Operating Loss:

  GAAP operating loss was ($11.3) million for the quarter, compared to ($6.1) million in the second quarter of 2017.
  Non-GAAP operating loss was ($1.0) million for the quarter, compared to ($0.6) million in the second quarter of 2017.

Net Loss:

  GAAP net loss was ($12.7) million, compared to GAAP net loss of ($5.7) million in the second quarter of 2017.
  GAAP net loss per basic and diluted share was ($0.44), compared to GAAP net loss per basic and diluted share of ($0.21) in the second quarter of 2017, based on 28.9 million and 27.3 million basic and diluted shares outstanding, respectively.
  Non-GAAP net loss was ($2.4) million, compared to a non-GAAP net loss of ($0.3) million in the second quarter of 2017.
  Non-GAAP net loss per basic and diluted share was ($0.08), compared to a non-GAAP net loss per basic and diluted share of ($0.01) in the second quarter of 2017, based on 28.9 million and 27.3 million basic and diluted shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three and six months ended June 30, 2018 and 2017. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of June 30, 2018, the Company had $158.7 million in cash and cash equivalents and short-term investments compared with $136.6 million as of December 31, 2017.
  During the six months ended June 30, 2018, the Company generated $20.4 million of cash from operations, compared to $7.4 million of cash from operations in the prior-year period.

Recent Business Highlights

  For the second quarter of 2018, total revenues in North America increased 12% over the prior-year period to $38.4 million, total revenues from EMEA increased 60% over the prior-year period to $21.5 million, and total revenues from Rest of World increased 42% over the prior-year period to $2.3 million.
  Generated 58% of license and first year maintenance revenues from new customers and 42% from existing customers in the second quarter of 2018, compared to 56% and 44%, respectively, in the prior-year period.
  Added 227 new customers during the second quarter of 2018 compared with 242 in the prior-year period.
  As of June 30, 2018, 71% of customers had purchased two or more product families, and 38% had purchased three or more product families, up from 67% and 32% as of June 30, 2017, respectively.  These metrics are reflective of DatAlert and Varonis Edge as their own product family.
  A study conducted by Forrester’s Total Economic Impact on behalf of Varonis evaluated the return on investment of the Varonis Data Security Platform. The study found that on average interviewed organizations realized $5.9 million in total benefits over three years and a return on investment (ROI) of 346% with payback in less than six months.
  Recognized eight channel partners with its inaugural Partners in Excellence awards. The program honors Varonis’ channel partners that have gone above and beyond to bring Varonis products to their U.S. customers during the first quarter of 2018.

Financial Outlook

For the third quarter of 2018, the Company expects revenues in the range of $64.0 million to $65.0 million, representing 20% to 22% year-over-year growth. The Company anticipates third quarter 2018 non-GAAP operating income in the range of breakeven to $1.0 million and non-GAAP net loss per basic and diluted share in the range of ($0.02) to non-GAAP net income per diluted share of $0.01, based on a tax provision of $500,000 to $700,000 and 29.3 million basic and 32.6 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income (loss) per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2018, the Company now expects revenues in the range of $265.0 million to $268.5 million, representing 23% to 25% year-over-year growth. The Company now anticipates full year 2018 non-GAAP operating income of $2.5 million to $4.5 million and non-GAAP net income per diluted share in the range of $0.00 to $0.05. This is based on a tax provision of $2.7 million to $3.2 million and 32.4 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, July 30, 2018, at 5:00 p.m., Eastern Time, to discuss the Company's second quarter 2018 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13681423. A replay of this conference call will be available through August 6, 2018 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13681423.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP and Other Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2018 and 2017, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and six months ended June 30, 2018 and 2017, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases including governance, compliance, classification, and threat analytics. Varonis started operations in 2005 and, as of June 30, 2018, had approximately 6,200 customers worldwide — comprised of industry leaders in many sectors including financial services, healthcare, public, industrial, insurance, energy and utilities, consumer and retail, education, media and entertainment and technology.

Investor Relations Contact:
Staci Mortenson
ICR
646-706-7516
Email: investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
damiano@merrittgrp.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	Unaudited & as adjusted for 2017		Unaudited & as adjusted for 2017
Revenues:
Licenses	$33,460	$27,310	$58,534	$45,402
Maintenance and services	28,730	22,121	57,184	43,622
Total revenues	62,190	49,431	115,718	89,024

Cost of revenues	6,440	4,881	12,882	9,574

Gross profit	55,750	44,550	102,836	79,450

Operating costs and expenses:
Research and development	17,717	11,498	33,259	21,907
Sales and marketing	41,349	32,580	81,321	63,494
General and administrative	7,989	6,579	15,058	12,088
Total operating expenses	67,055	50,657	129,638	97,489

Operating loss	(11,305)	(6,107)	(26,802)	(18,039)
Financial income (expenses), net	(811)	950	167	1,419

Loss before income taxes	(12,116)	(5,157)	(26,635)	(16,620)
Income taxes	(567)	(580)	(1,094)	(780)

Net loss	$(12,683)	$(5,737)	$(27,729)	$(17,400)

Net loss per share of common stock, basic and diluted	$(0.44)	$(0.21)	$(0.97)	$(0.64)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	28,920,314	27,321,837	28,643,542	27,137,930

Stock-based compensation expense for the three and six months ended June 30, 2018 and 2017 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	Unaudited		Unaudited
Cost of revenues	$468	$273	$830	$500
Research and development	2,978	1,301	5,083	2,431
Sales and marketing	3,648	2,362	6,749	4,421
General and administrative	1,754	1,323	3,113	2,311
	$8,848	$5,259	$15,775	$9,663

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2018 and 2017 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	Unaudited		Unaudited
Cost of revenues	$78	$12	$345	$45
Research and development	111	13	147	28
Sales and marketing	1,057	166	2,527	485
General and administrative	187	8	282	43
	$1,433	$199	$3,301	$601

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)	As adjusted
Assets
Current assets:
Cash and cash equivalents	$73,636	$56,689
Short-term investments	85,045	79,868
Trade receivables, net	41,393	75,596
Prepaid expenses and other current assets	16,927	14,346
Total current assets	217,001	226,499

Long-term assets:
Other assets	7,724	7,243
Property and equipment, net	12,342	11,896
Total long-term assets	20,066	19,139
Total assets	$237,067	$245,638

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$1,899	$635
Accrued expenses and other short term liabilities	45,493	42,453
Deferred revenues	71,663	73,493
Total current liabilities	119,055	116,581

Long-term liabilities:
Deferred revenues	6,274	6,608
Other liabilities	7,933	7,807
Total long-term liabilities	14,207	14,415

Stockholders’ equity:
Share capital
Common stock	29	28
Accumulated other comprehensive income (loss)	(2,838)	136
Additional paid-in capital	243,733	223,868
Accumulated deficit	(137,119)	(109,390)
Total stockholders’ equity	103,805	114,642
Total liabilities and stockholders’ equity	$237,067	$245,638

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2018	2017
	Unaudited & as adjusted for 2017
Cash flows from operating activities:
Net loss	$(27,729)	$(17,400)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,626	1,284
Stock-based compensation	15,775	9,663
Amortization of deferred commissions	6,441	6,041
Capital gain from disposal of fixed assets	(2)	(2)

Changes in assets and liabilities:
Trade receivables	34,203	12,548
Prepaid expenses and other current assets	(3,566)	(1,783)
Deferred commissions	(5,824)	(5,902)
Other long term assets	16	—
Trade payables	1,264	60
Accrued expenses and other short term liabilities	217	2,769
Deferred revenues	(2,164)	838
Other long term liabilities	126	(732)

Net cash provided by operating activities	20,383	7,384

Cash flows from investing activities:
Increase in short-term investments	(5,166)	(2,556)
Increase in long-term deposits	(318)	(160)
Proceeds from sale of property and equipment	2	2
Purchase of property and equipment	(2,072)	(2,534)

Net cash used in investing activities	(7,554)	(5,248)

Cash flows from financing activities:
Proceeds from employee stock plans, net	4,091	3,137
Net cash provided by financing activities	4,091	3,137
Increase in cash, cash equivalents and restricted cash	16,920	5,273
Cash, cash equivalents and restricted cash at beginning of period	57,236	48,803
Cash, cash equivalents and restricted cash at end of period	$74,156	$54,076

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	Unaudited		Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(11,305)	$(6,107)	$(26,802)	$(18,039)

Add back:
Stock-based compensation expense	8,848	5,259	15,775	9,663
Payroll tax expenses related to stock-based compensation	1,433	199	3,301	601

Non-GAAP operating loss	$(1,024)	$(649)	$(7,726)	$(7,775)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(12,683)	$(5,737)	$(27,729)	$(17,400)

Add back:
Stock-based compensation expense	8,848	5,259	15,775	9,663
Payroll tax expenses related to stock-based compensation	1,433	199	3,301	601

Non-GAAP net loss	$(2,402)	$(279)	$(8,653)	$(7,136)

GAAP & Non-GAAP weighted average number shares used in computing net loss per share of common stock - basic and diluted	28,920,314	27,321,837	28,643,542	27,137,930

Non-GAAP net loss per share of common stock - basic and diluted	$(0.08)	$(0.01)	$(0.30)	$(0.26)
GAAP net loss per share of common stock - basic and diluted	$(0.44)	$(0.21)	$(0.97)	$(0.64)

Unaudited total revenues and expenses for the three months ended September 30, 2017 and twelve months ended December 31, 2017 restated to reflect the adoption of ASC 606 for financial outlook comparative purposes (in thousands):
	Three Months Ended September 30, 2017
	(Unaudited)

	As Reported (605)	Adjustments	Restated for Adoption of ASC 606
Total revenues	53,601	(236)	53,365
Total expenses	56,852	(360)	56,492
Operating loss	(3,251)	124	(3,127)

	Twelve Months Ended December 31, 2017
	(Unaudited)

	As Reported (605)	Adjustments	Restated for Adoption of ASC 606
Total revenues	217,364	(1,974)	215,390
Total expenses	230,961	(2,152)	228,809
Operating loss	(13,597)	178	(13,419)